                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                   FORM 8-K/A



                                 AMENDMENT NO.1

                                      to


                     Form 8-K Filed on November 22, 1995


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported):  November 10, 1995



                                 UNITOG COMPANY
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



         0-6643                                           44-0529828
 (Commission File Number)                     (IRS Employer Identification No.)



         101 West 11th Street, Kansas City, Missouri           64105
           (Address of principal executive offices)          (Zip Code)



     Registrant's telephone number, including area code: (816) 474-7000



                                 Not Applicable
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        On November 10, 1995, Unitog Rental Services, Inc., a California corporation ("Purchaser") and a wholly-owned subsidiary of Unitog Company, a Delaware corporation, purchased all of the issued and outstanding stock of Ace-Tex Corporation, a Michigan corporation ("Ace-Tex").

        The stock of Ace-Tex was acquired by the Purchaser pursuant to a Stock Purchase Agreement, dated October 19, 1995, among the Purchaser, Ace-Tex and the following sellers: Irving Laker, Martin Laker, Irving Laker, as trustee of the Ace-Tex Corporation Savings and Profit Sharing Plan and Trust, Irving Laker, as trustee of the Irving Laker Charitable Remainder Unitrust and Martin Laker, as trustee of the Martin Laker Charitable Remainder Unitrust. Simultaneously with the purchase of the stock, a subsidiary of Ace-Tex purchased three improved parcels of real estate from certain affiliates of Ace-Tex (the "Affiliated Real Estate").


        Ace-Tex is engaged in the rental, supply, service and sale of industrial uniforms and garments, linens, dust control products and related products and services in certain portions of Michigan, Ohio, Indiana and Maryland (the "Uniform Rental Business"). Ace-Tex was also engaged in the manufacture and sale of wiping and polishing cloths, tack cloths, disposable paper products and rags (the "Wiper Business"). In conjunction with the purchase of the stock of Ace-Tex, the Wiper Business and the assets of Ace-Tex used in the Wiper Business were sold to the former principals of Ace-Tex. As a result, from and after the completion of the purchase, Ace-Tex will only be engaged in the Uniform Rental Business (Mechanic's).


        The principal assets used in the Uniform Rental Business include seven improved parcels of real estate (including the Affiliated Real Estate), motor vehicles, machinery and equipment, accounts receivable, customer lists and customer contracts, inventories, supplies, miscellaneous contract rights and other assets. Such assets will continue to be used in the Uniform Rental Business after the acquisition.

        The principal assets used in the Wiper Business, all of which have been sold by Ace-Tex, include two improved parcels of real estate, motor vehicles, machinery and equipment, accounts receivable, customer lists, inventories, supplies, miscellaneous contract rights and other assets.


        The purchase price for the stock of Ace-Tex is based on the stockholder's equity of Ace-Tex and on the book value of the assets used in the Wiper Business as of the closing date, as determined from audited financial statements of Ace-Tex to be issued after the closing. The final purchase price for the stock of Ace-Tex and the affiliated real estate is estimated herein at $43,000,000. The purchase price received from the sale of the Wiper Business and the Wiper Business assets was $8 million, plus the assumption by the buyer of accounts payable and accrued expenses of the Wiper Business.

        The purchase price for the stock of Ace-Tex was financed by the issuance to Irving Laker and Martin Laker of promissory notes, which notes are due on January 15, 1996 (the "Laker Notes"), and from a portion of the proceeds of a recently completed private debt placement with Metropolitan Life Insurance Company. Repayment of the Laker Notes will be financed from a portion of the proceeds from the private debt placement and from borrowings from UMB Bank, n.a., Harris Trust and Savings Bank and NBD Bank.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.





        (A)     INDEX TO ACE-TEX CORPORATION CONSOLIDATED FINANCIAL STATEMENTS                      PAGE
                                                                                                    ----
                  Condensed Consolidated Balance Sheets,
                      September 30, 1995 and 1994 (unaudited).........................................6

                  Condensed Consolidated Statements of Income and
                      Retained Earnings, six months ended September 30,
                      1995 and 1994 (unaudited).......................................................7

                  Condensed Consolidated Statements of Cash Flows, six
                      months ended September 30, 1995 and 1994 (unaudited)............................8

                  Consolidated Balance Sheets, March 31, 1995 and 1994................................9

                  Consolidated Statements of Income and Retained Earnings
                      years ended March 31, 1995 and 1994............................................10

                  Consolidated Statements of Cash Flows, years ended
                      March 31, 1995 and 1994........................................................11

                  Notes to Consolidated Financial Statements.........................................12

                  Independent Auditors' Report.......................................................17

                Consent of independent public accountant.............................................18

        (B)     INDEX TO PRO FORMA FINANCIAL INFORMATION.

                  Pro Forma Financial Information - General..........................................19

                  Pro Forma Balance Sheet, October 29, 1995
                    (unaudited)......................................................................20

                  Pro Forma Statement of Earnings, nine months ended
                     October 29, 1995 (unaudited)....................................................21

                  Pro Forma Statement of Earnings, year ended
                     January 29, 1995 (unaudited)....................................................22

                  Notes to Unaudited Pro Forma Financial Statements..................................23

        (C)     EXHIBITS.



        2. Stock Purchase Agreement, dated October 19, 1995, among Unitog Rental Services, Inc., Ace-Tex Corporation, Irving Laker, Martin Laker, Irving Laker, as Trustee of the Ace-Tex Corporation Savings and Profit Sharing Plan and Trust, Irving Laker, as Trustee of the Irving Laker Charitable Remainder Unitrust and Martin Laker, as Trustee of the Martin Laker Charitable Remainder Unitrust and First Amendment to Stock Purchase Agreement, dated November 10, 1995.

                             ACE-TEX CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEET
                        At September 30, 1995 and 1994
                                 (unaudited)






                                                       1995           1994
                                                   ------------  ------------

                ASSETS

CURRENT ASSETS:
Cash                                               $        -    $   570,740
 Accounts receivable less allowance for doubtful
  accounts of $199,000 in 1995 and $197,000
  in 1994                                            8,421,051     6,626,955
Inventories                                         10,057,421     8,581,779
Prepaid expenses                                       346,895       369,643
                                                   ------------  ------------
   TOTAL CURRENT ASSETS                             18,825,367    16,149,117
                                                   ------------  ------------

PROPERTY, PLANT AND EQUIPMENT, net                  10,758,460     9,688,974

OTHER ASSETS, net                                    4,633,957     1,881,945
                                                   ------------  ------------
                                                   $34,217,784   $27,720,036
                                                   ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Note payable to bank                              $ 4,850,000   $ 3,300,000
 Accounts payable                                    4,213,647     3,372,912
 Deferred taxes                                      1,778,363     1,523,846
 Accrued expenses and other current liabilities      1,805,161     3,051,577
 Current portion of long-term debt                     832,874     1,302,646
                                                   ------------  ------------
     TOTAL CURRENT LIABILITIES                      13,480,045    12,550,981
                                                   ------------  ------------

LONG-TERM DEBT                                       5,621,686     3,215,942

DEFERRED TAXES                                       1,141,085       953,359

NOTES PAYABLE TO RELATED PARTIES                       425,000       425,000

STOCKHOLDERS' EQUITY
 Common stock, par value $1.00 per share;
  authorized 100,000 shares, issued and
  outstanding 47,306 shares                             47,306        47,306
Paid-in capital                                        188,208       188,208
Retained earnings                                   13,314,454    10,339,240
                                                   ------------  ------------
                                                    13,549,968    10,574,754
                                                   ------------  ------------
                                                   ------------  ------------
                                                   $34,217,784   $27,720,036
                                                   ============  ============



                             ACE-TEX CORPORATION
                     CONDENSED CONSOLIDATED STATEMENTS OF
                         INCOME AND RETAINED EARNINGS
             For the six months ended September 30, 1995 and 1994
                                 (unaudited)





                                                1995            1994
                                             -----------     -----------
REVENUES:
  Merchandise sales                          $13,695,298     $11,868,818
  Merchandise rentals                         13,920,422      12,837,696
                                             -----------     -----------
        Total revenue                         27,615,720      24,706,514
                                             -----------     -----------

COST OF SALES:
  Material                                     9,850,895       9,202,946
  Labor                                        2,864,998       2,567,228
  Overhead                                     3,404,671       3,113,077
                                             -----------     -----------
        Total cost of sales                   16,120,564      14,883,251
                                             -----------     -----------

GROSS PROFIT                                  11,495,156       9,823,263

OPERATING EXPENSES
  Selling                                      2,394,620       1,977,108
  Delivery                                     3,186,838       2,950,025
  General and administrative                   2,577,651       2,881,107
                                             -----------     -----------
        Total operating expenses               8,159,109       7,808,240
                                             -----------     -----------

OPERATING INCOME                               3,336,047       2,015,023

OTHER EXPENSES:
  Interest, net                                  309,944         298,032
  Amortization                                    26,985          22,859
                                             -----------     -----------
        Total other expenses                     336,929         320,891
                                             -----------     -----------

NET EARNINGS BEFORE TAXES                      2,999,118       1,694,132

INCOME TAXES
  Current                                        881,000         467,150
  Deferred                                       202,000         144,000
                                             -----------     -----------
                                               1,083,000         611,150
                                             -----------     -----------

NET EARNINGS                                   1,916,118       1,082,982

RETAINED EARNINGS, BEGINNING OF YEAR          11,398,336       9,256,258

                                             -----------     -----------
RETAINED EARNINGS, END OF YEAR               $13,314,454     $10,339,240
                                             ===========     ===========





                             ACE-TEX CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
             For the six months ended September 30, 1995 and 1994
                                  (unaudited)




                                                                              1995                    1994
                                                                         ---------------        ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Earnings                                                                 $  1,916,118           $   1,082,982
 Adjustments to reconcile net earnings to net cash:
   Depreciation and amortization                                               765,885                 706,307
   Deferred taxes                                                              202,000                 144,000
   Change in assets and liabilities that provided (used) cash:
     Accounts receivable                                                      (912,424)               (635,466)
     Inventories                                                              (705,187)               (699,988)
     Prepaid expenses                                                           25,774                  19,928
     Other assets                                                           (2,778,063)               (224,558)
     Accounts payable and accrued expenses                                    (895,689)              1,343,748
                                                                         ---------------        ----------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                              (2,381,586)              1,736,953
                                                                         ---------------        ----------------


CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property, plant and equipment                                 (1,607,523)             (1,019,663)
                                                                         ---------------        ----------------
      NET CASH USED FOR INVESTING ACTIVITIES                                (1,607,523)             (1,019,663)
                                                                         ---------------        ----------------


CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on long-term debt                                                   (348,239)               (811,843)
 Long-term debt borrowings                                                   3,000,000               1,500,000
 Net proceeds from note payable to bank                                      1,090,000                (975,000)
                                                                         ---------------        ----------------
       NET CASH USED BY FINANCING ACTIVITIES                                 3,741,761                (286,843)
                                                                         ---------------        ----------------


       NET INCREASE (DECREASE) IN CASH                                        (247,348)                430,447

CASH, BEGINNING OF PERIOD                                                      247,348                 140,293
                                                                         ---------------        ----------------
CASH, END OF PERIOD                                                       $         --           $     570,740
                                                                         ===============        =================




                              ACE-TEX CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1995 AND 1994



                      ASSETS (Notes 6 and 7)                             1995           1994
                                                                      -----------    -----------
CURRENT ASSETS:
  Cash.............................................................   $   247,348    $   140,293
  Accounts receivable (less allowance for doubtful accounts of
     $234,000 in 1995 and $235,000 in 1994)(Note 2)................     7,508,627      5,991,489
Inventories (Notes 3 and 14).......................................     9,352,234      7,881,791
Prepaid expenses...................................................       372,669        389,571
                                                                      -----------    -----------
       Total current assets........................................    17,480,878     14,403,144
PROPERTY, PLANT AND EQUIPMENT, NET (Notes 4 and 14)................     9,889,837      9,327,760
OTHER ASSETS:
  Deposits.........................................................       180,872        172,853
  Deferred bond issuance costs, net................................       202,403        226,121
  Receivable from trusts (Note 5)..................................     1,059,044        867,434
  Cash surrender value of life insurance...........................       143,560        119,837
  Customer lists and other assets, net (Note 14)...................       297,000        319,000
                                                                      -----------    -----------
       Total other assets..........................................     1,882,879      1,705,245
                                                                      -----------    -----------
TOTAL ASSETS.......................................................   $29,253,594    $25,436,149
                                                                      ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit (Note 6)..........................................   $ 3,760,000    $ 2,725,000
  Accounts payable.................................................     3,402,358      2,937,620
  Deferred taxes (Note 8)..........................................     1,728,363      1,415,846
  Accrued expenses and other current liabilities (Note 11).........     3,512,139      2,143,121
Current portion of long-term debt (Note 7).........................       666,207      1,602,646
                                                                      -----------    -----------
       Total current liabilities...................................    13,069,067     10,824,233
LONG-TERM DEBT (Notes 6 and 7).....................................     3,136,592      3,777,785
DEFERRED TAXES (Note 8)............................................       989,085        917,359
NOTES PAYABLE TO RELATED PARTIES (Note 9)..........................       425,000        425,000
COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDERS' EQUITY:
  Common stock, par value $1.00 per share; authorized 100,000
     shares, issued and outstanding 47,306 shares..................        47,306         47,306
Paid-in capital....................................................       188,208        188,208
Retained earnings..................................................    11,398,336      9,256,258
                                                                      -----------    -----------
       Total stockholders' equity..................................    11,633,850      9,491,772
                                                                      -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........................   $29,253,594    $25,436,149
                                                                      ===========    ===========



See notes to consolidated financial statements.

                              ACE-TEX CORPORATION



            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                      YEARS ENDED MARCH 31, 1995 AND 1994



                                                                         1995           1994
                                                                      -----------    -----------
REVENUES:
  Merchandise sales................................................   $24,671,476    $19,688,668
  Merchandise rentals..............................................    27,198,627     24,515,272
                                                                      -----------    -----------
     Total revenues................................................    51,870,103     44,203,940
COST OF SALES:
  Material.........................................................    19,259,739     14,749,736
  Labor............................................................     5,402,730      4,733,308
  Overhead.........................................................     6,801,056      6,011,048
                                                                      -----------    -----------
     Total cost of sales...........................................    31,463,525     25,494,092
                                                                      -----------    -----------
GROSS PROFIT.......................................................    20,406,578     18,709,848
OPERATING EXPENSES:
  Selling..........................................................     4,172,670      3,494,603
  Delivery.........................................................     6,152,749      5,466,822
  General and administrative.......................................     6,085,533      6,109,258
                                                                      -----------    -----------
     Total operating expenses......................................    16,410,952     15,070,683
                                                                      -----------    -----------
OPERATING INCOME...................................................     3,995,626      3,639,165
OTHER EXPENSES:
  Interest, net....................................................       569,829        568,636
  Amortization.....................................................        45,719         34,719
                                                                      -----------    -----------
     Total other expenses..........................................       615,548        603,355
                                                                      -----------    -----------
EARNINGS BEFORE INCOME TAXES.......................................     3,380,078      3,035,810
INCOME TAXES (Note 8):
  Current..........................................................       927,000        878,000
  Deferred.........................................................       311,000        238,000
                                                                      -----------    -----------
     Total income taxes............................................     1,238,000      1,116,000
                                                                      -----------    -----------
NET EARNINGS.......................................................     2,142,078      1,919,810
RETAINED EARNINGS, BEGINNING OF YEAR...............................     9,256,258      7,336,448
                                                                      -----------    -----------
RETAINED EARNINGS, END OF YEAR.....................................   $11,398,336    $ 9,256,258
                                                                      ===========    ===========



See notes to consolidated financial statements.

                              ACE-TEX CORPORATION



                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      YEARS ENDED MARCH 31, 1995 AND 1994



                                                                         1995           1994
                                                                      -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings.....................................................   $ 2,142,078    $ 1,919,810
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization.................................     1,469,985      1,320,557
     Deferred taxes................................................       384,243        257,197
     Change in assets and liabilities that provided (used) cash:
       Accounts receivable.........................................    (1,517,138)    (1,054,421)
       Inventories.................................................    (1,470,443)      (655,765)
       Prepaid expenses............................................        16,902          8,064
       Deposits....................................................        (8,019)       (14,398)
       Deferred receivable.........................................      (191,610)      (192,617)
       Cash surrender value of life insurance......................       (23,723)       (19,633)
       Accounts payable............................................       464,738        455,624
       Accrued expenses and other current liabilities..............     1,369,018        575,417
                                                                      -----------    -----------
          Net cash provided by operating activities................     2,636,031      2,599,835
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property, plant and equipment.......................    (1,986,344)    (1,518,469)
  Purchase of customer lists.......................................                     (330,000)
                                                                      -----------    -----------
          Net cash used in investing activities....................    (1,986,344)    (1,848,469)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on long-term debt.......................................    (1,577,632)    (1,396,526)
  Payments on related party notes payable..........................                     (340,414)
  Proceeds from issuance of related party notes payable............                      100,000
  Net proceeds from note payable to bank...........................     1,035,000        925,000
  Purchase and retirement of 1,000 shares of common stock..........
                                                                      -----------    -----------
          Net cash used in financing activities....................      (542,632)      (711,940)
                                                                      -----------    -----------
NET INCREASE IN CASH...............................................       107,055         39,426
CASH, BEGINNING OF YEAR............................................       140,293        100,867
                                                                      -----------    -----------
CASH, END OF YEAR..................................................   $   247,348    $   140,293
                                                                      ===========    ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -- Cash paid for:
  Interest.........................................................   $   567,828    $   569,846
                                                                      ===========    ===========
  Income taxes.....................................................   $   635,000    $   828,920
                                                                      ===========    ===========



See notes to consolidated financial statements.

                              ACE-TEX CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      YEARS ENDED MARCH 31, 1995 AND 1994



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     Principles of Consolidation -- The consolidated financial statements include the accounts of Ace-Tex Corporation (the "Corporation") and its subsidiaries, all of which are wholly owned. All intercompany accounts and transactions have been eliminated.



     Inventories -- All inventories, except rental garments, are stated at the lower of cost (first-in, first-out method) or market. Rental garments in service are stated at amortized value. The cost of such inventory is charged gainst income over its estimated useful life of 22 to 104 weeks.



     Depreciation is computed using the straight-line method over estimated useful lives. Fully depreciated assets other than real properties are retired.



     Customer Lists and Other Assets (principally covenants not-to-compete and customer lists acquired through the acquisition of the assets of various businesses) are carried at cost net of accumulated amortization of $33,000 and $11,000 at March 31, 1995 and 1994, respectively.



     Deferred Bond Issuance Costs are carried at cost, net of accumulated amortization of $348,506 and $324,788 at March 31, 1995 and 1994, respectively, and are being amortized using the straight-line method over the life of the related bonds.



2. ACCOUNTS RECEIVABLE



     Accounts receivable includes $79,826 and $34,819 due from related parties at March 31, 1995 and 1994, respectively.



3. INVENTORIES



     Inventories consisted of the following at March 31:



                                                                    1995          1994
                                                                 ----------    ----------
        New goods.............................................   $3,507,810    $3,014,595
        In service............................................    5,844,424     4,867,196
                                                                 ----------    ----------
        Total.................................................   $9,352,234    $7,881,791
                                                                 ==========    ==========



4. PROPERTY, PLANT AND EQUIPMENT



     Property, plant and equipment consisted of the following at March 31:



                                                                  1995           1994
                                                               -----------    -----------
        Land................................................   $   242,369    $   242,369
        Buildings and improvements..........................     6,554,586      6,682,906
        Machinery and equipment.............................     5,137,217      4,307,826
        Delivery equipment..................................     3,486,886      3,150,397
        Office furniture and fixtures.......................     1,194,246      1,093,755
        Leasehold improvements..............................       163,552        145,402
                                                               -----------    -----------
             Total..........................................    16,778,856     15,622,655
        Less accumulated depreciation.......................     6,889,019      6,294,895
                                                               -----------    -----------
        Total...............................................   $ 9,889,837    $ 9,327,760
                                                               ===========    ===========

5. RECEIVABLE FROM TRUSTS



     The Corporation has entered into agreements with the trusts of two of its officers whereby the Corporation will pay a portion of premiums for life insurance policies on these two officers in which the trusts are beneficiaries. The policies are collaterally assigned to the Corporation for the sole purpose of providing security for the repayment of its share of the premiums paid. As of March 31, 1995, the policies have a cash surrender value of approximately $720,000.



6. LINES OF CREDIT



     The Corporation has a line of credit agreement with a bank which provides for borrowings up to $4,800,000 (increased to $5,300,000 effective April 12, 1995) payable on demand at the bank's prime interest rate (9.00% at March 31,
1995). The line of credit, which expires in August 1995, is secured by substantially all of the Corporation's assets, subordinated only to other security interests in the pollution control assets and certain operating assets. The Corporation's borrowing capacity under the line of credit is reduced by any outstanding letters of credit issued by the bank, which amounted to $350,000 at March 31, 1995, and expire in February 1996. The letters of credit require a semiannual fee equal to .75% of the aggregate stated amount of the letters.



     The Corporation obtained a second line of credit October 27, 1993, which provided for borrowing up to $1,500,000 payable on demand through April 1, 1994, at the bank's prime interest rate. All borrowings outstanding under this line of credit on April 1, 1994 were converted to a term note payable in 60 monthly payments with interest at .25% over the bank's prime rate and are included in long-term debt (Note 7). The line is secured by substantially all of the Corporation's assets, subordinated only to other security interests in the pollution control assets and certain operating assets.



7. LONG-TERM DEBT



     Long-term debt consisted of the following at March 31:



                                                                           1995          1994
                                                                        ----------    ----------
Industrial Revenue Bonds, 6.14%, monthly installments of $23,422 including interest through October 2005, secured by pollution control assets and guaranteed by the Small Business
  Administration.....................................................   $2,183,175    $2,325,340
Notes payable to bank, paid in full January 1995.....................                    842,074
Note payable to bank, with interest at .25% over the bank's prime rate, payable in 60 monthly principal payments of $25,000 plus interest, commencing May 1, 1994 through April 1, 1999. The note is secured by substantially all of the Corporation's assets,
  subordinated only to other security interests in the pollution
  control assets and certain operating assets (Note 6)...............    1,225,000     1,500,000
Note payable, with interest at .25% over the bank's prime rate, payable in 60 monthly principal payments of $16,667 plus interest, through January 1, 1996, cross collateralized by substantially all
  assets of the Corporation..........................................      166,667       366,667
Industrial Revenue Bonds, 6.30%, monthly installments of $5,095 including interest through May 1999, secured by pollution control
  assets and guaranteed by the Small Business Administration.........      227,957       273,433
Equipment note payable, paid in full October 1994....................                     72,917
                                                                        ----------    ----------
       Total.........................................................    3,802,799     5,380,431
Less current portion.................................................      666,207     1,602,646
                                                                        ----------    ----------
Total................................................................   $3,136,592    $3,777,785
                                                                        ==========    ==========

     The aggregate annual maturities of long-term debt for the next five years are as follows:



        Years ending March 31:
          1996............................................................   $  666,207
          1997............................................................      512,177
          1998............................................................      525,615
          1999............................................................      539,904
          2000............................................................      233,277
          Thereafter......................................................    1,325,619



     In connection with the notes payable to the bank, equipment note payable, note payable referred to above, and line of credit (Note 6), the Corporation must meet certain loan covenants, the more significant of which are restrictions with respect to accounts receivable, tangible net worth, net current assets, and debt service coverage. The Corporation was in compliance with these covenants at March 31, 1995.



8. INCOME TAXES



     Effective April 1, 1993, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income tax purposes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable/deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.



     The cumulative impact of adopting SFAS No. 109 was immaterial.



     The 1995 and 1994 effective tax rate is greater than the statutory rate due to the nondeductibility of entertainment expenses.



     Deferred tax assets (liabilities) at March 31, 1995 and 1994 consisted of the following:



                                                       1995                           1994
                                            --------------------------      -------------------------
                                              CURRENT      NONCURRENT         CURRENT      NONCURRENT
                                            -----------    -----------      -----------    ----------
Bad debt.................................   $    79,554                     $    79,845
Accrued vacation.........................        77,475                          71,488
Inventory................................        60,671                          50,540
Other....................................        62,047    $    68,000           58,856
                                            -----------    -----------      -----------
     Total deferred tax assets...........       279,747         68,000          260,729
In-service inventory.....................    (1,987,104)                     (1,655,446)
Depreciation.............................                   (1,057,085)                    $ (917,359)
Other....................................       (21,006)                        (21,129)
                                            -----------    -----------      -----------     ---------
     Total deferred tax liabilities......    (2,008,110)    (1,057,085)      (1,676,575)     (917,359)
                                            -----------    -----------      -----------     ---------
Net deferred tax liabilities.............   $(1,728,363)   $  (989,085)     $(1,415,846)   $ (917,359)
                                            ===========    ===========      ===========     =========



9. NOTES PAYABLE TO RELATED PARTIES



     The Corporation has unsecured notes payable to related parties of $425,000 as of March 31, 1995 and 1994, which bear interest at 9%. At March 31, 1995, the entire balance of these notes payable is long-term based on when management intends to repay the borrowed amounts.



10. SELF-INSURED HEALTH PLAN



     The Corporation has established a self-insured employee health benefit plan to provide health care benefits to its employees and their families. The Corporation has obtained reinsurance which limits any liability to $35,000 per individual per year, with an aggregate annual maximum of up to approximately 500,000. Management does not expect to reach the maximum liability for the plan year ending August 31, 1995.



11. COMMITMENTS AND CONTINGENCIES



     The Corporation is obligated under noncancelable operating leases expiring at various times through 1998 for four of its facilities. The Corporation also rents other facilities on a month-to-month basis. Rental expense charged to operations approximated $324,000 and $360,000 during 1995 and 1994, respectively.



     The Corporation's facilities in Bay City, Flint and Grand Rapids, Michigan, and Hamilton, Ohio, are owned by an entity related through common ownership. The lease expense paid by the Corporation to the related parties amounted to $192,600 in both 1995 and 1994.



     Approximate total future minimum rentals for the years subsequent to March 31, 1995 are as follows:



               1996..................................................   $77,000
               1997..................................................    73,000
               1998..................................................    48,000



     The Corporation has entered into a consulting agreement with an individual resulting in a yearly commitment of $75,000 through 1999.



     The Corporation has been notified by the City of Detroit that they may be liable for certain usage taxes on natural gas purchased in prior years from independent suppliers. The final liability for such taxes, if any, has not been determined. At March 31, 1995, $200,000 was accrued as the Corporation's best estimate of the final liability.



12. PROFIT-SHARING AND SAVINGS AND INVESTMENT PLANS



     The Corporation maintains a profit-sharing plan for those eligible employees who have completed one full year of employment. Contributions to the plan are made at the discretion of the Board of Directors, but are limited to 25% of the annual compensation of eligible employees. Contributions to the plan were $198,000 and $173,000 in 1995 and 1994, respectively.



     In addition, the Corporation maintains a savings and investment plan for substantially all employees who have completed one year of service, attained the age of 21, and do not belong to a union. The plan requires the Corporation to contribute, from profits, an amount equal to 50% of the employee's contribution limited to 6% of their annual compensation. The Corporation contributed approximately $67,000 and $64,000 to the plan in 1995 and 1994, respectively.



13. PENSION PLANS



     The Corporation and certain subsidiaries are required to make contributions to either a multi-employer pension plan or to a company sponsored 401(k) plan for employees covered by various collective bargaining agreements in amounts based upon stipulated weekly rates for each participant. The cost of the plans amounted to $126,083 and $118,857 in 1995 and 1994, respectively.



14. ASSET ACQUISITION



     During September 1993, the Corporation acquired the fixed assets, inventory and customer lists of a competitor for $580,000. The acquisition was accounted for under the purchase method. These assets were recorded at an allocated portion of the total purchase price, which reflected the respective fair market values. The customer lists are being amortized over 15 years.

15. INDUSTRY SEGMENTS



    The Corporation operates in two industry segments, the "Wiper Industry" and the "Uniform Rental Industry." The Wiper Industry includes the manufacture and sale of wiping and polishing cloths, disposable paper products and rags. The Uniform Rental Industry includes the rental, supply, service and sale of industrial uniforms and garments, linens, and dust control products.



    Operations and indentifiable assets by industry segments as of and for the years ended March 31 consisted of the following:






                                         1995                                       1994
                       -----------------------------------------    ----------------------------------------
                                        Uniform                                    Uniform
                           Wiper         Rental                       Wiper         Rental
                          Industry      Industry    Consolidated     Industry      Industry     Consolidated

Revenues                $24,671,476    $27,198,627   $51,870,103    $19,688,668   $24,515,272   $44,203,940
                        ===========    ===========   ===========    ===========   ===========   ===========
Operating income        $ 1,969,424    $ 2,026,202     3,995,626    $ 1,112,413   $ 2,526,752   $ 3,639,165
                        ===========    ===========                  ===========   ===========
Other expenses                                           615,548                                    603,355
                                                     -----------                                -----------
Earnings before
  income taxes                                         3,380,078                                  3,035,810

Income taxes                                           1,238,000                                  1,116,000
                                                     -----------                                -----------
Net earnings                                         $ 2,142,078                                $ 1,919,810
                                                     ===========                                ===========
Indentifiable assets   $15,671,672     $13,581,922   $29,253,594    $13,765,085   $11,671,064   $25,436,149
                       ===========     ===========   ===========    ===========   ===========   ===========


                       [DELOITTE & TOUCHE LLP LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Ace-Tex Corporation
Detroit, Michigan



     We have audited the accompanying consolidated balance sheets of Ace-Tex Corporation as of March 31, 1995 and 1994, and the related consolidated statements of income and retained earnings and of cash flows for the years then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Ace-Tex Corporation as of March 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



     As discussed in Note 8 to the consolidated financial statements, effective April 1, 1993 the Corporation changed its method of accounting for income taxes.



                                          [Deloitte & Touche LLP sig]


June 7, 1995



[DELOITTE & TOUCHE
TOHMATSU
INTERNATIONAL LOGO]

INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Registration Statement of Unitog Company on Form 8-K/A of our report, dated June 7, 1995, on the consolidated financial statements of Ace-Tex Corporation as of March 31, 1995 and 1994 and for the years then ended, appearing in this Registration Statement.



[Deloitte & Touche LLP sig]




Detroit, Michigan
January 8, 1996

                   PRO FORMA FINANCIAL INFORMATION - GENERAL




        The stock of Ace-Tex was acquired by Unitog Company pursuant to a Stock Purchase Agreement, dated October 19, 1995. Ace-Tex is engaged in the rental, supply, service and sale of industrial uniforms and garments, liens, dust control products and related products and services in certain portions of Michigan, Ohio, Indiana and Maryland (the "Uniform Rental Business"). Ace-Tex was also engaged in the manufacture and sale of wiping and polishing cloths, tack cloths, disposable paper products and rags (the "Wiper Business"). In conjunction with the purchase of the stock of Ace-Tex, the Wiper Business and the assets of Ace-Tex used in the Wiper Business were sold. As a result, from and after the completion of the purchase, Ace-Tex will only be engaged in the Uniform Rental Business (Mechanics).



        The accompanying pro forma balance sheet as of October 29, 1995 and pro forma statement of earnings for the nine months ended October 29, 1995, and pro forma statement of earnings for the year ended January 29, 1995 are presented to illustrate the estimated effects of the acquisition of the Uniform Rental Business (Mechanics).



        The pro forma balance sheet as of October 29, 1995 was prepared as if the purchase and related financing had occurred on October 29, 1995.



        The pro forma statement of earnings for the nine months ended October 29, 1995 was prepared as if the purchase and related financing had occurred on January 30, 1995. The pro forma statement of earnings for the year ended January 29, 1995 was prepared as if the purchase and related financing had occurred January 31, 1994. The pro forma statements of earnings are not necessarily indicative of what the results of operations would actually have been if such transactions had occurred on January 30, 1995 and January 31, 1994, respectively. Moreover, it is not intended to be indicative of future results of operations. Audited consolidated financial statements of Ace-Tex Corporation are presented elsewhere. See "Index to Financial Statements."

                       UNITOG COMPANY AND SUBSIDIARIES



                           PRO FORMA BALANCE SHEET
                               October 29, 1995
                                 (unaudited)



(Amounts in thousands)                                   Unitog Company          Mechanics
                                                           Historical            Acquisition         Pro forma
                                                         --------------      -----------------     --------------
          ASSETS
Current assets:                                          $        359        $            --        $        359
  Cash and cash equivalents                              --------------      -----------------     --------------
  Accounts receivable, less allowance for
    doubtful receivables                                       19,834                  4,929              24,763
  Inventories                                                  15,251                     --              15,251
  Rental garments in service, net                              28,252                  7,072              35,324
  Prepaid expenses                                              1,244                    354               1,598
                                                         --------------      -----------------     --------------
     Total current assets                                      64,940                 12,355              77,295
                                                         --------------      -----------------     --------------

Property, plant and equipment, at cost                        123,878                 12,683             136,561
  Less accumulated depreciation                                52,562                  4,451              57,013
                                                         --------------      -----------------     --------------
    Net property, plant and equipment                          71,316                  8,232              79,548
                                                         --------------      -----------------     --------------

Other assets, net                                              20,491                 11,675              32,166
Excess cost over net assets of businesses acquired, net         4,377                 27,580              31,957
                                                         --------------      -----------------     --------------
                                                         $    161,124        $        59,842        $    220,966
                                                         ==============      =================     ==============
   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt                 $        268        $            --        $        268
  Accounts payable                                              9,257                  4,776              14,033
  Accrued expenses                                             10,552                  1,168              11,720
  Income taxes payable                                            378                     --                 378
  Deferred income taxes                                         8,412                     --               8,412
                                                         --------------      -----------------     --------------
    Total current liabilities                                  28,867                  5,944              34,811
                                                         --------------      -----------------     --------------

Long-term debt, less current installments                      39,203                 48,120              87,323
Other liabilities, noncurrent                                   1,654                     --               1,654
Deferred income taxes, noncurrent                               7,800                  5,778              13,578

Stockholders' equity:
 Common stock                                                      93                     --                  93
 Additional paid-in capital                                    39,180                     --              39,180
 Retained earnings                                             44,327                     --              44,327
                                                         --------------      -----------------     --------------
    Total stockholders' equity                                 83,600                     --              83,600
                                                         --------------      -----------------     --------------
                                                         $    161,124        $        59,842        $    220,966
                                                         ==============      =================     ==============




See accompanying notes to pro forma financial data.

                        UNITOG COMPANY AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF EARNINGS
                      Nine months ended October 29, 1995
                                  (unaudited)



(Amounts in thousands)



                                    Unitog Company   Mechanics     Pro forma
                                      Historical     Acquisition   Adjustments      Pro forma
                                    --------------   ----------   -----------       ---------
Revenues:
 Rental operations                     $112,562       $21,854       $    --         $134,416
 Direct sales                            41,304            --            --           41,304
                                       --------       -------       -------         --------
    Total revenues                      153,866        21,854            --          175,720
                                       --------       -------       -------         --------
Operating costs and expenses:
 Cost of rental operations               90,441        19,393        (1,065)(a)      108,769
 Cost of direct sales                    33,836                          --           33,836
 Depreciation and amortization            7,885           851         1,266 (b)       10,002
 General and administrative               5,935                          --            5,935
                                       --------       -------       -------         --------
    Total costs and expenses            138,097        20,244           201          158,542
                                       --------       -------       -------         --------
    Operating Income                     15,769         1,610          (201)          17,178

Interest expense                          2,033           313         2,170 (c)        4,516
Other expense, net                           --            --            --               --
                                       --------       -------       -------         --------
    Earnings before income taxes         13,736         1,297        (2,371)          12,662
Income taxes                              5,215           597          (781)(d)        5,031
                                       --------       -------       -------         --------
     Net earnings                      $  8,521       $   700       $(1,590)        $  7,631
                                       ========       =======       =======         ========
Net earnings per common share             $ .91                                        $ .82
                                          =====                                        =====
Weighted average common and
 common equivalent shares outstanding     9,361                                        9,361
                                       ========                                     ========




See accompanying notes to financial data.

                       UNITOG COMPANY AND SUBSIDIARIES
                       PRO FORMA STATEMENT OF EARNINGS
                         Year ended January 29, 1995
                                 (unaudited)



(Amounts in thousands)
                                   Unitog Company    Mechanics     Pro forma
                                     Historical     Acquisition   Adjustments     Pro forma
                                   --------------   -----------   -----------     ---------
Revenues:
 Rental operations                     $133,488       $27,199       $    --        $160,687
 Direct sales                            55,656            --            --          55,656
                                       --------       -------       -------        --------
    Total revenues                      189,144        27,199            --         216,343
                                       --------       -------       -------        --------
Operating costs and expenses:
 Cost of rental operations              107,091        24,059        (1,522)(a)     129,628
 Cost of direct sales                    44,991            --            --          44,991
 Depreciation and amortization            9,660         1,135         1,689 (b)      12,484
 General and administrative               8,230            --            --           8,230
                                       --------       -------       -------        --------
   Total costs and expenses             169,972        25,194           167         195,333
                                       --------       -------       -------        --------
   Operating income                      19,172         2,005          (167)         21,010

Interest expense                          2,628           350         2,961 (c)       5,939
Other expense, net                          129            --            --             129
                                       --------       -------       -------        --------
   Earnings before income taxes          16,415         1,655        (3,128)         14,942
Income taxes                              6,402           598          (858)(d)       6,142
                                       --------       -------       -------        --------
    Net earnings                       $ 10,013       $ 1,057       $(2,270)       $  8,800
                                       ========       =======       =======        ========
Net earnings per common share             $1.07                                       $ .94
                                          =====                                       =====
Weighted average common and
 common equivalent shares outstanding     9,335                                       9,335
                                       ========                                    ========




See accompanying notes to financial data.

                                 UNITOG COMPANY



               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS





(1)  BASIS OF PRESENTATION




         In the opinion of the Company, the accompanying unaudited Unitog Company Historical condensed financial information reflects all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position of the Company as of October 29, 1995 and the results of its operations for the nine months ended October 29, 1995. The results of operations for the nine months ended October 29, 1995 are not necessarily indicative of the results to be expected for the full year. The Unitog Company Historical condensed statement of earnings information for the year ended January 29, 1995 was derived from audited financial statements.



         The Mechanics condensed statement of earnings information for the nine months ended October 29, 1995 was derived from unaudited interim financial data for the six month period ended September 30, 1995, audited financial statements for the year ended March 31, 1995, and unaudited interim financial data for the nine months ended December 31, 1994. The Mechanics condensed statement of earnings information for the year ended January 29, 1995 was derived from audited financial statements as of the year ended March 31, 1995. The results of operations for the nine months ended September 30, 1995 are not necessarily indicative of the results to be expected for the full year.



         The pro forma acquisition amounts included for Mechanics are subject to change. The purchase price for Ace-Tex (estimated to be $43 million) and the sale price for the assets of the wiping business (estimated to be $10 million) may be adjusted to reflect audited changes in net book values. As a result the final purchase price for the stock and sales price of the wiping business assets will not be known until completion of an audit, which is not expected to occur before February 10, 1996.



         Other noncurrent assets includes unexpended proceeds from a bond offering, debt origination and placement fees and acquisition related expenditures associated with noncompetition agreements, customer contracts and other acquired intangible assets. Amortization of intangible assets is provided using the straight-line method over the term of the underlying agreements and estimated useful lives, generally three to twelve years.



         The Company's acquisitions of rental operations were accounted for by using the purchase method. The purchase method allocates the amounts paid to the net assets acquired based upon their respective fair values. The amounts paid in excess of the fair value of the acquired net assets is amortized on a straight-line basis over twenty to thirty-five years.

(2)  PRO FORMA ADJUSTMENTS





        STATEMENT OF EARNINGS, NINE MONTHS ENDED OCTOBER 29, 1995



         a. record the accrual of and avoidance of certain costs (principally owners' salaries, benefits and expenses, lease rental payments and contributions and consulting costs) resulting from immediate implementation of a business restructuring plan,



         b. record the amortization of intangible assets and depreciation of buildings acquired,



         c. record computed interest expense on indebtedness of Unitog Company in connection with the acquisition,



         d. record the income tax effects of the above pro forma adjustments.



        STATEMENT OF EARNINGS, YEAR ENDED JANUARY 29, 1995



         a. record the accrual of and avoidance of certain costs (principally owners' salaries, benefits and expenses, lease rental payments and contributions and consulting costs) resulting from immediate implementation of a business restructuring plan,



         b. record the amortization of intangible assets and depreciation of buildings acquired,



         c. record computed interest expense on indebtedness of Unitog Company in connection with the acquisition,



         d. record the income tax effects of the above pro forma adjustments.

                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              UNITOG COMPANY






Date:  January 12, 1996                   By: /s/ J. Craig Peterson
                                              -------------------------------
                                              J. Craig Peterson,
                                              Senior Vice President Finance and
                                              Administration and Chief Financial
                                              Officer

                               INDEX TO EXHIBITS





Exhibit
Number                  Description



2                       Stock Purchase Agreement, dated
                        October 19, 1995, among Unitog Rental
                        Services, Inc., a California corporation,
                        Ace-Tex Corporation, a Michigan corporation,
                        Irving Laker, Martin Laker, Irving Laker, as Trustee of the Ace-Tex Corporation Savings and Profit Sharing Plan and Trust, Irving Laker, as Trustee of the Irving Laker Charitable Remainder
                        Unitrust and Martin Laker, as Trustee of the Martin
                        Laker Charitable Remainder Unitrust and First
                        Amendment to Stock Purchase Agreement, dated
                        November 10, 1995.
